Exhibit 3(i)
PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)
☑	Domestic Business Corporation (§ 1507)

☐	Foreign Business Corporation (§ 4144)

☐	Domestic Nonprofit Corporation (§ 5507)

☐	Foreign Nonprofit Corporation (§ 6144)

☐	Domestic Limited Partnership (§ 8506)

Name
H. J. Heinz Company

Address
1 PPG Place, Suite 3100

City	State	Zip Code
Pittsburgh	PA	15222

Document will be returned to the name and address you enter to the left.
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Fee: $70
     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is:
H. J. Heinz Company

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and street	City	State	Zip	County
600 Grant Street		Pittsburgh	PA	15219	Allegheny

	(b) Name of Commercial Registered Office Provider				County
c/o: Not Applicable

3.			Complete part (a) or (b):

(a)	The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

1 PPG Place, Suite 3100	Pittsburgh	PA	15222	Allegheny

Number and street	City	State	Zip	County

(b)	The registered office of the corporation or limited partnership shall be provided by:

c/o: Not Applicable

	Name of Commercial Registered Office Provider			County

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement of Change of Registered Office to be signed by a duly authorized officer thereof this

12th day of March, 2008.

H. J. Heinz Company

Name of Corporation/Limited Partnership

/s/ Rene D Biedzinski

Signature

Secretary

Title